                                                                     Exhibit 3.2



                            CERTIFICATE OF AMENDMENT

                    OF THE CHARTER AS AMENDED AND RESTATED OF

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

              BY ACTION OF THE BOARD OF DIRECTORS AND SHAREHOLDERS

         We, the undersigned, C. Robert Henrikson and Gwenn L. Carr, being respectively the President and Secretary of The Travelers Life and Annuity Company, DO HEREBY CERTIFY that:

         1. The name of the corporation is The Travelers Life and Annuity Company (the "Company").

         2. The Charter of The Travelers Life and Annuity Company, as heretofore amended and restated (the "Charter"), is hereby further amended as follows:

                  Section 1 of the Charter is hereby amended and restated in its entirety to read as follows:

                           Section 1. The name of the corporation shall be MetLife Life and Annuity Company of Connecticut.

         3. The foregoing amendment of the Charter was approved and adopted by the Board of Directors on October 26, 2005 and by the sole shareholder of said corporation on November 23, 2005 in the manner required by Conn. Gen. Stat. ss.ss.33-600 to 33-998, inclusive, and by the certificate of incorporation.

         4.       Vote of the shareholders:

                  Number of shares entitled to vote:    30,000
                  Total voting power:                   30,000
                  Vote required for adoption:           15,001
                  Vote favoring adoption:               30,000

         5. The effective date of the foregoing amendment shall be May 1, 2006.

         We hereby declare that the statements made in the foregoing certificate are true.

         Signed at Long Island City, New York this 10 day of February, 2006.

                                /s/ C. Robert Henrikson
                                -----------------------
                                C. Robert Henrikson
                                President

                                /s/ Gwenn L. Carr
                                -----------------
                                Gwenn L. Carr
                                Secretary